OFFICE LEASE AGREEMENT

BY AND BETWEEN

NOTTINGHAM HALL LLC
(AS LANDLORD)

AND

SMART ONLINE, INC.
(AS TENANT)

Nottingham Hall
4505 Emperor Boulevard
Durham, North Carolina

HOLLAND + KNIGHT LLP
2099 Pennsylvania Avenue, N.W.
Suite 100
Washington, DC 20006
Ph. (202) 955-3000
(202) 955-5564

TABLE OF CONTENTS

Page

STATE OF NORTH CAROLINA

LEASE AGREEMENT

COUNTY OF DURHAM

THIS LEASE AGREEMENT (the "Lease") made and entered into as of the 1st day of May, 2010 (the "Effective Date"), by and between NOTTINGHAM HALL LLC, a Delaware limited liability company ("Landlord"), and SMART ONLINE, INC., a Delaware corporation ("Tenant").

WITNESSETH:

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

1. BASIC LEASE TERMS.

The following terms shall have the following meanings in this Lease:

(a) Premises: Approximately Nine Thousand Eight Hundred Thirty-Seven (9,837) rentable square feet of office space on the third (3rd) floor of the Building and known as Suite 320, as more particularly described on the floor plan attached hereto as Exhibit A.

(b) Building: Nottingham Hall, located at 4505 Emperor Boulevard, Durham, North Carolina, containing approximately 105,263 rentable square feet of office space.

(c) Business Park: Imperial Center Business Park.

(d) Common Areas: All areas of the Building, the land on which the Building is located (the "Land"), the Other Buildings (hereinafter defined), the Project Land (hereinafter defined) and/or the Business Park, as applicable, which are available for the common use or benefit of all tenants primarily or to the public generally, including without limitation, parking areas, driveways, sidewalks, loading docks, the lobby, corridors, elevators, stairwells, entrances, public restrooms, mechanical rooms, janitorial closets, telephone rooms, mail rooms, electrical rooms, and other similar areas of the Building providing for building systems, and any other common facilities furnished by Landlord from time to time.

(e) Commencement Date: May 1, 2010.

Rent Commencement Date: June 1, 2010

(f) Term: One (1) year, five (5) months.

(g) Minimum Rental:

PERIOD	MONTHLY RENT	ANNUAL RENT
6/1/10 – 12/31/10	$4,208.13	$50,497.56*
1/1/11 – 9/30/11	$4,660.56	$55,926.72*
[*on an annualized basis]		

(h) Operating Expense Stop: Actual Operating Expenses for calendar year 2006. The monthly amount of Tenant Contribution (hereinafter defined) for calendar year 2010 shall be $731.35. Accordingly, the aggregate monthly amount due from Tenant hereunder with respect to Annual Rent and Tenant Contribution for calendar year 2010 is $4,939.48. Tenant Contribution shall be adjusted annually according to the terms of the Lease.

(i) Tenant's Proportionate Share: 9.35% (representing a fraction, the numerator of which is the number of rentable square feet within the Premises and the denominator of which is the number of rentable square feet within the Building).

(j) Notice Addresses:

Landlord:

Nottingham Hall LLC
c/o ACP Mid-Atlantic LLC, as Agent
2350 Corporate Park Drive, Suite 110
Herndon, Virginia 20171
Attention: Asset Manager

with a copy to:

Holland & Knight LLP
2099 Pennsylvania Avenue, N.W., Suite 100
Washington, D.C. 20006
Attention: David S. Kahn, Esq.

Tenant:

Smart Online, Inc.
Nottingham Hall
4505 Emperor Boulevard, Suite 320
Durham, North Carolina 27703
Attention: Ted Shalek, Interim CFO

(k) Security Deposit: None.

(l) Brokers: None.

(m) Guarantor: None.

(n) Parking. Tenant shall have the right to use forty-five (45) unreserved parking spaces (or 4.5 unreserved parking spaces per 1,000 rentable square feet of the Premises) in the surface parking areas adjacent to the Building which constitutes a portion of the Common Areas of the Land.

2. DESCRIPTION OF PREMISES.

In consideration of Tenant's agreement to pay Minimum Rental (hereinafter defined) and Additional Rental (hereinafter defined), Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, the Premises within the Building located in the Business Park; together with the nonexclusive right to use the Common Areas of the Land and the Building. The useable area of the Premises has been determined in accordance with the standards set forth in ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association ("BOMA Standard").

3. TERM; COMMENCEMENT DATE; "AS-IS CONDITION"; PAYMENT UPON LEASE EXECUTION.

(a) Term. The term of this Lease (the "Term") shall commence on the Commencement Date set forth in Section 1(e), above, and expire at 11:59 p.m. on September 30, 2011 (the "Expiration Date"), unless the Term is otherwise terminated in accordance with the terms hereof.

(b) "As-Is Condition". It is understood and agreed that (i) Tenant will remain in possession of the Premises on the Commencement Date in its then "as-is" condition and (ii) Landlord will not make or pay for, and is under no obligation to make or pay for, any structural or other alterations, decorations, additions or improvements in or to the Premises from its "as-is" condition in connection with this Lease or otherwise.

(c) Payment Upon Lease Execution. Simultaneously with Tenant's execution of this Lease and delivery of this Lease to Landlord, Tenant shall tender to Landlord, as consideration for Landlord's agreement to enter into this Lease with Tenant (and not as pre-paid rent or the prepayment of any other amounts due from Tenant under this Lease), a check in the amount of Forty-Four Thousand Four Hundred Thirty-Nine and 71/100 Dollars ($44,439.71).

4. RENTAL.

During the Term, Tenant shall pay to Landlord, in care of Landlord's agent, ACP Mid-Atlantic LLC ("Landlord's Agent"), at the notice address set forth for such agent in Section 1(j) herein, without notice, demand, reduction (except as may be applicable pursuant to the Sections of this Lease entitled "Damage or Destruction of Premises" and "Eminent Domain"), setoff or any defense, a total rental (the "Annual Rental") consisting of the sum total of the following:

(a) Minimum Rental.

Beginning with the Rent Commencement Date and continuing through the Expiration Date or earlier termination of this Lease, Tenant shall pay Minimum Rental in accordance with the schedule set forth in Section 1(g) in equal monthly installments each in advance on or before the first day of each calendar month.

(b) Operating and Maintenance Expenses.

(i) Beginning on the Rent Commencement Date and continuing throughout the remainder of the Term, Tenant shall pay Tenant's Proportionate Share (as set forth in Section 1(i), above) of all Operating Expenses (hereinafter defined) paid or incurred by Landlord each calendar year to the extent such costs exceed the Operating Expense Stop set forth in Section 1(h), above. As used herein, the term "Operating Expenses" means all costs and

expenses paid or incurred by Landlord in connection with the ownership, operation, repair or maintenance of the Building and the Land, including without limitation, all: (A) ad valorem property taxes (or any tax hereafter imposed in lieu thereof) levied on the Premises, the Building, the Land or any improvements thereon, (B) insurance premiums and policy deductibles paid with respect to the Building, including fire and extended coverage insurance and liability insurance, (C) personal property taxes applicable to the Building or the Premises, (D) fees or costs incurred in connection with protesting any tax assessment provided such amounts shall not exceed the amount of the net effective reduction in such tax, (E) Standard Building Services (as hereinafter defined) including utilities, heat and air conditioning, standard janitorial service and window cleaning, (F) building management (including management fees), (G) the cost of grass mowing, shrub care and general landscaping, irrigation systems, maintenance and repair to parking and loading areas (including storage of materials), driveways, sidewalks, exterior lighting, garbage collection and disposal, snow removal, water and sewer, plumbing, signs and other facilities serving or benefiting the Premises or the Building, (H) the cost of all services rendered by third parties with respect to the Building and the Land, including the Common Areas thereof, and all costs paid or incurred by Landlord in providing any of the services to be provided by Landlord pursuant to the terms of this Lease; (I) costs of all capital improvements, repairs or equipment in or to the Building which are undertaken to comply with applicable law or which are intended to reduce Operating Expenses; provided that the cost of any such capital improvements, repairs or equipment shall be amortized on a straight line basis over a reasonable period of time (as determined in accordance with generally accepted accounting principles as reasonably interpreted by Landlord), with imputed interest at eight percent (8%) per annum, and (J) the Building's proportionate share of the costs and expenses paid or incurred by Landlord in the operation, repair and maintenance of the Business Park, including without limitation the costs and expenses associated with the maintenance and operation and repair of Business Park amenities made available for the common use and enjoyment of the tenants of the Business Park from time to time. In the event that Landlord elects to employ a single service provider to provide to the Building and the Other Buildings (hereinafter defined) any category of goods or services relating to the operation, repair or maintenance thereof, Operating Expenses hereunder shall include the Building's share of the total cost of such goods or services provided during any calendar year, as reasonably determined by Landlord. As used herein, the term "Other Buildings" means the office buildings located at 5827 South Miami Boulevard, Durham, North Carolina and 5927 South Miami Boulevard, Durham, North Carolina. As used herein, the term "Project Land" means the Land and the land on which the Other Buildings are located. Notwithstanding any provisions in the Lease to the contrary, the following shall be excluded from the meaning of "Operating Expenses" payable by Tenant under this Lease:

- depreciation on the Building;
- expenses for which the Landlord is reimbursed (either by an insurer, condemnor, tenant or otherwise), but expressly excluding reimbursement by means of pass-through payments by tenants of the Building;
- expenses incurred in leasing or procuring new tenants for the Building (including, without limitation, legal fees, lease commissions, advertising expenses, space planning costs and expenses of renovating space for new tenants);
- legal expenses arising out of the construction or leasing of the Building or the enforcement of the provisions of any agreements affecting Landlord with respect to the Building or the Business Park;

- any principal, interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases;
- wages, salaries or other compensation or benefits paid to any executive employees above the grade of property manager;
- wages, salaries or other compensation paid for clerks or attendants in concessions or newsstands operated by the Landlord;
- the portion of any fees, wages, salaries and other compensation to the extent allocable to services not rendered at, or in connection with the operation or maintenance of, the Building;
- the cost of installing, operating and maintaining a specialty improvement (including an observatory, broadcasting, cafeteria or dining facility, luncheon, or club) the use of which is not offered to all tenants of the Building;
- any cost or expense representing an amount paid to a corporation related to Landlord which is in excess of the amount which would be paid in the absence of such relationship;
- the costs of signs in or on the Building identifying Landlord or any tenant of the Building;
- cost of professional fees applicable to services not rendered in connection with the operation, leasing or maintenance of the Building;
- cost of dues and/or subscriptions;
- cost of travel and/or entertainment;
- any fines or penalties (excluding tax penalties);
- expenses resulting directly or indirectly from the negligence or willful misconduct of Landlord or its agents, employees or contractors, but only to the extent that such cost would not have been incurred but for such negligence or willful misconduct;
- any bad debts loss, rent loss, or reserves for bad debts or rent loss;
- costs associated with the operation of the business of the entity which constitutes Landlord (as the same are distinguished from the costs of operation of the Building or common areas);
- costs (including without limitation permit, license and inspection costs) incurred in connection with tenant improvement work performed by Landlord for its tenants (including Tenant) or in vacant rentable space in the Building;
- repairs or replacements with respect to which Landlord is reimbursed under warranties or guaranties;
- cost of damage and repairs attributable to condemnation;
- any sale, syndication, financing or refinancing costs and expenses, including, but not limited to, interest or amortization on debt;
- contributions to employee pension plans;
- tax penalties incurred as a result of Landlord's negligence or its inability or unwillingness to make payments when due;
- costs incurred by the Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building;
- rental costs for air conditioning systems, elevators or other equipment (except for temporary rentals or rentals needed in connection with emergencies or normal repairs and maintenance of permanent systems) which, if purchased, rather than rented, would constitute a capital improvement (except for items that, if purchased, would be Permitted

Capital Expenditures and equipment not affixed to the Building which is used in providing janitorial, security or other similar services);
- acquisition costs of sculpture, paintings or works of art; and
- reserve accounts of all types.

Under no condition shall Landlord collect in excess of 100% of all Landlord's Operating Expenses actually incurred in any calendar year or recover, through Operating Expenses, any item of cost actually incurred by Landlord more than once. Operating Expenses shall be reduced by the amount of any reimbursement, recoupment, payment, discount, credit, reduction, allowance, or the like actually received by Landlord that is allocable to any Operating Expenses.

(ii) If, at any time during calendar year 2006 or any subsequent calendar year, less than ninety-five percent (95%) of the total rentable square feet of office space in the Building is occupied by tenants, the amount of Operating Expenses for such year shall be deemed to be the amount of Operating Expenses as reasonably estimated by Landlord that would have been incurred if the percentage of occupancy of the Building during such year was ninety-five percent (95%). If at any time during any calendar year, any part of the Building is leased to a tenant (hereinafter referred to as a "Special Tenant") who, in accordance with the terms of its lease, provides its own utilities, cleaning or janitorial services or other services or is not otherwise required to pay a share of Operating Expenses in accordance with the methodology set forth in this Section 4(b), and Landlord does not incur the cost of such services, Operating Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial services and such other applicable expenses as reasonably estimated by Landlord that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services and such other services for the space occupied by the Special Tenant, or if Landlord had included such costs in "operating expenses" as defined in the Special Tenant's lease. Notwithstanding the foregoing, in no event shall Landlord collect in excess of 100% of all Landlord's Operating Expenses actually incurred in any calendar year or recover, through Operating Expenses, any item of cost actually incurred by Landlord more than once.

(c) Payment of Operating Expenses.

Tenant shall pay to Landlord in advance each month, along with Tenant's installments of Minimum Rental (and Additional Rental, if applicable) an amount (the "Tenant Contribution") equal to one-twelfth (1/12th) of Landlord's estimate of Tenant's Proportionate Share of Operating Expenses for any calendar year (including any partial calendar year, as applicable) in excess of the Operating Expense Stop. Landlord will make reasonable efforts to provide Tenant with Landlord's estimate of Tenant's Contribution for the upcoming calendar year on or before December 15th of each calendar year during the Term hereof. Not more than once during any calendar year, Landlord may in good faith revise Tenant's Proportionate Share of the Operating Expenses and upon Tenant's receipt of a revised statement, Tenant shall pay Tenant's Proportionate Share of Operating Expenses on the basis of such statement. If Landlord fails to notify Tenant of the revised amount of Tenant's Contribution by such date, Tenant shall continue to pay the monthly installments of Tenant's Contribution, if any, last payable by Tenant until notified by Landlord of such new estimated amount. Within one hundred twenty (120) days of the end of each calendar year of the Term, Landlord shall deliver to Tenant a written statement setting forth the actual amount of Tenant's Contribution for the preceding calendar year (the "Expense Statement"). Tenant shall pay the total amount of any balance due shown on such Expense Statement within thirty (30) days after its delivery. In the event such annual costs decrease for any such year, Landlord shall reimburse Tenant for any overage paid

and the monthly rental installments for the next period shall be reduced accordingly, but not below the Minimum Rental; provided however, that in the event that any overage has been paid by Tenant with respect to the calendar year in which this Lease is terminated or expires, Landlord shall pay to Tenant an amount equal to such overage within sixty (60) days after the later to occur of: (i) the expiration or termination of this Lease, (ii) Tenant's vacation of the Premises, or (iii) the last day of the calendar year in which such termination or expiration occurs. Further, Tenant shall be responsible for the payment of Tenant's Contribution for the calendar year in which this Lease expires, prorated from January 1st thereof through the Expiration Date. Upon the Expiration Date, Landlord may elect either (i) to require Tenant to pay any unpaid estimated amount within thirty (30) days after the Expiration Date, which estimate shall be made by Landlord based upon actual and estimated costs for such year, or (ii) to withhold the Security Deposit, if any, until the exact amount payable by Tenant is determinable, at which time Tenant shall promptly pay to Landlord any deficiencies or Landlord shall return any excess Security Deposit to Tenant.

(d) Intentionally Omitted.

(e) Late Payment.

If any monthly installment of Minimum Rental, Additional Rental (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid five (5) days after said amount becomes due, Tenant shall pay as Additional Rent hereunder a late payment charge equal to Five Hundred and No/100 Dollars ($500.00) of the unpaid rent or other payment; provided, however, that Landlord agrees to waive the first (1st) such late payment charge in any twelve (12) month period, provided that Tenant pays the amount then due within three (3) days after Tenant's receipt of written notice from Landlord. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid at the lesser of two percent (2%) per annum above the "prime rate" as published in The Wall Street Journal from time to time (the "Prime Rate") or the maximum interest rate per annum allowed by law. Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and shall in no way constitute an accord and satisfaction.

5. ALTERATIONS AND IMPROVEMENTS BY TENANT.

(a) Tenant shall make no alterations, improvement or other changes in or to the Premises which will or may affect the mechanical, electrical, plumbing, HVAC or other systems of, or the exterior, roof or structural elements of, the Building, and shall make no changes of any kind respecting the Premises or the Building which are visible from the exterior of the Premises, without Landlord's prior written consent, to be granted or withheld in Landlord's sole discretion. Any other nonstructural changes or other alterations, additions, or improvements to the Premises shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant's trade fixtures as described in the Section entitled "Trade Fixtures and Equipment" below) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord, at Landlord's sole election.

(b) Notwithstanding anything contained herein to the contrary, all alterations and improvements undertaken by Tenant shall be consistent with the then-existing quality, color scheme (where appropriate), general aesthetic appearance and tenor of the balance of the Building and, in any event, Landlord may withhold its consent to any proposed alteration or improvement by Tenant unless Tenant agrees to remove said improvement at the end of the Term and restore the Premises to the condition in which it existed prior to the undertaking of the proposed alteration or improvement. Landlord shall also have the right to approve the contractor or contractors who shall perform any alterations, repairs in, to or about the Premises and to post notices of non-responsibility and similar notice, as appropriate. In addition, immediately after completion of any alterations, Tenant shall assign to Landlord any and all warranties applicable to such alterations and shall provide Landlord with as-built plans of the Premises depicting such alterations. All alterations and improvements to the Premises which are undertaken by, or on behalf of, Tenant, shall be subject to Tenant's payment to Landlord of a fee (the "Construction Management Fee") equal to two percent (2%) of the total cost of such alterations and improvements. Except as otherwise provided herein, Tenant agrees to pay Landlord the Construction Management Fee within ten (10) days after receipt of Landlord's invoice therefor.

(c) Any alterations of any kind to the Premises or any part thereof, except Tenant's furniture and moveable trade fixtures, shall at once become part of the realty and shall be surrendered with the Premises, as a part thereof, at the end of the Term hereof; provided, however, that Landlord may, by written notice to Tenant at least thirty (30) days prior to the end of the Term, require Tenant to remove any alterations (including all telecommunications cabling installed by Tenant in the Premises or between the Premises and any other portion of the Building) and to repair any damage to the Premises caused by such removal, all at Tenant's sole expense. Any article of personal property, including business and trade fixtures, not attached to or built into the Premises, which were installed or placed in the Premises by Tenant at its sole expense, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term as long as Tenant is not in default hereunder and provided that Tenant repairs any damage to the Premises or the Building caused by such removal.

6. <u>USE OF PREMISES</u>.

(a) Tenant shall use the Premises only for general office purposes and for no other purposes. Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises. Tenant shall not do any act or follow any practice relating to the Premises, the Building or the Common Areas which shall constitute a nuisance or detract in any way from the reputation of the Building as a first-class real estate development comparable to other comparable buildings in the Raleigh/Durham market taking into account rent and other relevant factors. Tenant's duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises. In addition, Tenant shall not conduct a sale of any personal property on or about the Premises, the Building or in the Common Areas without the prior written consent of Landlord.

(b) Without limiting the generality of Section 6(a), above, and excepting only office supplies and cleaning materials used by Tenant in its ordinary day to day business operations (but not held for sale, storage or distribution) and then only to the extent used, stored, transported and disposed of strictly in accordance with all applicable laws, regulations and

manufacturer's recommendations, the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, materials, or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the occupants of the Building or surrounding property (collectively "Hazardous Substances"). In addition, Tenant shall be liable for, and shall indemnify and hold Landlord harmless from, all costs, damages and expenses (including reasonable attorneys' fees) incurred in connection with the use, storage, discharge or disposal of any Hazardous Substances by Tenant or Tenant's Invitees.

(c) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in the same condition in which it existed as of the Commencement Date, ordinary wear and tear, fire or other casualty and acts of God alone excepted. Further, at the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove all telecommunications and computer cabling installed by Tenant within the Premises or any other portion of the Building. In the event Tenant fails to remove such cabling within five (5) days after the expiration or earlier termination of this Lease, Landlord may elect to remove same and Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in connection with the removal of such equipment plus an administration fee equal to twenty-five percent (25%) of such cost. In the event Tenant fails to promptly pay such amounts, Landlord shall be entitled to deduct such amounts from the Security Deposit, if any, prior to returning same to Tenant.

(d) Tenant's use and occupancy of the Premises shall include the use in common with others entitled thereto of the Common Areas and all other improvements provided by Landlord for the common use of the Building tenants, and any other common facility as may be designated from time to time by the Landlord, subject, however, to the terms and conditions of this Lease and to the reasonable rules and regulations for use therefor as prescribed from time to time by the Landlord. Subject to the terms hereof, Tenant, its employees, agents, customers and invitees shall have the nonexclusive right (in common with other benefiting tenants) to use the Common Areas for purposes intended and the non-exclusive use of the adjacent surface parking areas in accordance with Section 1(n) herein. Tenant shall not at any time interfere with the use of the Common Areas by Landlord, another tenant or any other person entitled to use the same. Landlord reserves the right, from time to time, to alter any of the Common Areas, to exercise control and management of the same, and to establish, modify, change and enforce such reasonable rules and regulations as Landlord in its discretion may deem desirable for the management of the Building or the Common Areas provided that no alteration of the Common Areas shall reduce the number of parking spaces provided by Landlord on any surface lot or parking structure located adjacent to the Building below the number of parking spaces required by applicable law.

(e) Tenant shall save Landlord harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Tenant to comply with the provisions of this Section 6. This indemnification shall survive the termination or expiration of this Lease.

7. SERVICES BY LANDLORD.

(a) Provided that Tenant has fully complied with all terms and conditions of this Lease and is not then in default hereunder, Landlord shall cause to be furnished to the Premises

(subject to reimbursement as part of the Operating Expenses) in common with other tenants during "Standard Hours of Operation" (hereinafter defined), Monday through Friday and Saturday (excluding holidays), the following services (the "Standard Building Services"): janitorial services (once per working day after normal weekday working hours); water if available from city mains for drinking, lavatory and toilet purposes; operatorless elevator service; electricity for general office space use (including fluorescent lighting replacements to building standard fixtures only); trash removal in accordance with city schedules; and heating and air conditioning for reasonably comfortable use and occupancy of the Premises, provided that the provision of heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. All additional costs resulting from Tenant's extraordinary usage of heating, air conditioning or electricity, as reasonably determined by Landlord, shall be paid by Tenant, but Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord's prior written consent which Landlord may withhold if it determines that in its opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. Notwithstanding anything contained herein to the contrary, Landlord reserves the right to contract with any third party provider of such utilities to provide such services to the Premises, the Building and the Business Park in the most economical manner and Tenant shall not contract with any other third party provider to supply such utilities to the Premises without Landlord's prior written consent. So long as Landlord acts reasonably and in good faith, there shall be no abatement or reduction of rent by reason of any of the foregoing services not being continuously provided to Tenant.

(b) Landlord agrees to provide heating and air conditioning after-hours (i.e., hours before or after the Standard Hours of Operation) at Tenant's request after reasonable notice and if the area to be served is zoned for this purpose. The cost of after-hours service of heating or air conditioning shall be Additional Rent payable monthly by Tenant at $25.00 per hour. As used herein, "Standard Hours of Operation" shall mean and refer to those hours of operation at the Building which are 7:00 a.m. to 7:00 p.m. Monday through Friday and 8:00 a.m. through 1:00 p.m. on Saturday, except holidays. Holidays shall mean and refer to each of the following days (on the day set aside for observance): New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other holiday(s) generally recognized as such by landlords of office space in the Raleigh/Durham Area office market, as determined by Landlord.

(c) Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair or, except to the extent that same results from Landlord's negligence or willful misconduct, arising from the leaking of a pipe, facility or system for any utility. Tenant shall promptly report to Landlord any defective condition in or about the Premises known to Tenant.

(d) Except for repairs and maintenance necessitated by acts or omissions of Tenant, or by any employee, agent, contractor, assignee, subtenant, invitee or customer of Tenant, Landlord shall be responsible for maintenance and repair of the structural elements and common areas of the Building.

8. TAXES ON LEASE AND TENANT'S PROPERTY.

(a) Tenant shall pay any taxes, documentary stamps or assessments of any nature which may be imposed or assessed upon this Lease, Tenant's rental, leasing, letting or

occupancy of the Premises or Tenant's trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency.

(b) Landlord shall pay, subject to reimbursement from Tenant as provided in the Section entitled "Rental" of this Lease, all ad valorem property taxes which are now or hereafter assessed upon the Building, the Premises and the Common Areas, except as otherwise expressly provided in this Lease.

9. INSURANCE AND INDEMNITY.

(a) Fire and Extended Coverage Insurance. Landlord shall maintain and pay, subject to reimbursement by Tenant as provided in Section 4 hereof, for fire and casualty special form "all risk" insurance, with extended coverage (including boiler and machinery coverage), covering the Building equal to at least eighty percent (80%) of the replacement cost thereof. Tenant shall not do or cause to be done or permit on the Premises or in the Building anything deemed extrahazardous on account of fire and Tenant shall not use the Premises, the Common Areas or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. If, because of anything done, caused to be done, permitted or omitted by Tenant or Tenant's Invitees, the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition within five (5) days after receipt of such demand, provided that if the nature of such condition is such that it cannot be cured in five (5) days, Tenant shall have a reasonable time beyond such five (5) day period (not to exceed an additional thirty (30) days) to effect such remedy. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant. In addition, at all times during the Term, Tenant shall procure and maintain business income and extra expense coverage in such amounts as will reimburse Tenant for direct or indirect loss or earnings attributable to any loss caused by fire or other casualty or cause including, but not limited to, vandalism, theft and water damage of any type. Tenant shall first furnish to Landlord copies of insurance policies or certificates of insurance (ACORD 28 only) evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date.

(b) Liability Insurance. At all times during the term of this Lease, Tenant shall, at its sole cost and expense, keep in force adequate public liability insurance under the terms of a commercial general liability policy (occurrence coverage) in the amount of not less than Three Million and No/100 Dollars ($3,000,000.00) single limit with such company(ies) licensed to do business in North Carolina and as shall from time to time be reasonably acceptable to Landlord (and to any lender having a mortgage interest in the Premises) and naming Landlord and Landlord's Agent as additional insureds (and, if requested by Landlord from time to time, naming Landlord's mortgagee as an additional insured). In the event Tenant employs any contractor to perform any work in the Premises, Tenant shall provide Landlord with insurance certificates naming Landlord and such other parties as Landlord may designate as additional insureds under policies of builders risk and general liability insurance and shall also provide Landlord with evidence of satisfactory workers compensation coverage in accordance with applicable statutory requirements. All policies of insurance required to be maintained by

Tenant shall be with companies rated A-X or better in the most current issue of Best's Insurance Reports and shall have a deductible of $25,000.00 or less. Such insurance shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Tenant shall first furnish to Landlord copies of policies or certificates of insurance (ACORD 28 only) evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days' written notice to Landlord.

(c) Tenant Indemnity. Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys' fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from (i) Tenant's use and occupancy of the Premises or in any other manner which arises out of, relates to, the business of Tenant, including, but not limited to, any cost, damage, claim, liability or expense arising from any violation of any zoning, health, environmental or other law, ordinance, order, rule or regulation of any governmental body or agency; (ii) injury to persons (including death) or property occurring in, on or about the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord; or (iii) injury to persons (including death) or property occurring elsewhere in the Building if caused or occasioned wholly or in part by the negligence or willful misconduct of Tenant, its employees, agents or contractors, or any Tenant Invitees.

(d) Landlord Indemnity. Landlord shall indemnify, defend and save Tenant harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys' fees) incurred by or claimed against Tenant and its agents, officers, directors and employees, arising from injury to persons (including death) or damage to property occurring in, on or about the Building or the Land which is caused by the negligence or willful misconduct of Landlord.

(e) Landlord Insurance. Landlord shall keep in force during the term of this Lease fire and extended coverage insurance in an amount equal to eighty percent (80%) of the replacement value of the Building.

10. LANDLORD'S COVENANT TO REPAIR AND REPLACE.

(a) During the Term, Landlord shall be responsible for necessary repairs or replacements to the base building structural components of the Building, including without limitation the Building's central plumbing, electrical and HVAC systems; provided however in no event shall Landlord be responsible for any repairs or replacements (i) to any portion of the Premises, or any improvements or alterations therein or any trade fixtures or equipment required or requested by Tenant, or (ii) which are necessitated by the negligence, misconduct, or acts or omissions of Tenant or Tenant's Invitees, which shall be made at Tenant's sole cost and expense, unless such amounts are paid to Landlord pursuant to an insurance policy. Landlord shall maintain the Building in a manner which is comparable with other comparable buildings in the Raleigh/Durham market, taking into account rent and other relevant factors, and in substantial compliance with applicable laws, regulations, ordinances and codes; however, any non-compliance shall not materially impair Tenant's use and enjoyment of the Premises or constitute a threat or danger to the health or safety of Tenant or Tenant's Invitees. Landlord's repairs and replacements shall be made as soon as reasonably possible using due diligence and

reasonable efforts, taking into account in each instance all circumstances surrounding the repair or replacement including without limitation, the materiality of the repair or replacement to Tenant's use and operation of its business within the Premises and the relation thereof to the enjoyment of same, such period not to exceed (90) days after receiving written notice from Tenant of the need for repairs or such longer period of time as is reasonably necessary under the circumstances so long as Landlord is diligently pursuing the completion of same; provided, however, in no event shall such period of time exceed 180 days after receipt of written notice from Tenant. If Landlord cannot, using due diligence, complete its repairs within 180 days after written notice for Tenant, and such failure to repair has a material adverse impact on Tenant's use or occupancy of the Premises, then (unless the need for such repairs or replacements is (i) caused by fire or other casualty, or (ii) the result of the negligence or willful misconduct of Tenant or Tenant's Invitees, in either event Tenant shall not be entitled to any remedy, except as provided in Section 13, below) Tenant may terminate this Lease effective upon thirty (30) days prior written notice to Landlord. If the need for such repairs or replacements is the result of the negligence, misconduct or acts or omissions of Tenant or Tenant's Invitees, and the expense of such repairs or replacements are not fully covered and paid by Landlord's insurance, then Tenant shall pay Landlord the full amount of expenses not covered, less the deductible amount for which Landlord shall be solely responsible. Landlord's duty to repair or replace as prescribed in this Section shall be Tenant's sole remedy and shall be in lieu of all other warranties or guaranties of Landlord, express or implied.

(b) Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord hereunder unless such failure shall persist for an unreasonable period of time after written notice from Tenant setting forth the need for such repair(s) or replacement(s) in reasonable detail has been received by Landlord. Except as set forth in this Section and the Section of this Lease, entitled "Damage or Destruction of Premises" and "Rental Abatement", there shall be no abatement of rent. There shall be no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, replacements, alterations or improvements to any portion of the Building or the Premises, or to fixtures, appurtenances and equipment therein except to the extent caused directly by Landlord's gross negligence or willful misconduct. To the extent permitted under applicable law, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect. In the event of an interruption of HVAC, electricity, or other utility service to the Premises that is caused by Landlord's negligence or willful misconduct, and Landlord fails to restore such service to the Premises within five (5) business days after such interruption, and Tenant does not use or occupy the Premises during such the entire period of interruption, then Landlord shall abate the rent for each day or partial day after the fifth (5th) business day until such service has been restored.

11. PROPERTY OF TENANT.

All property placed on the Premises by, at the direction of, or with the consent of Tenant or Tenant's Invitees, shall be at the risk of Tenant or the owner thereof and Landlord shall not be liable for any loss of or damage to said property resulting from any cause whatsoever except to the extent of any loss or damage caused by the gross negligence or willful misconduct of Landlord or its agents, provided same is not covered by the insurance Tenant is required to maintain under the terms of this Lease.

12. TRADE FIXTURES AND EQUIPMENT.

Prior to installation, Tenant shall furnish to Landlord notice of all trade fixtures and equipment which it intends to install within the Premises and the installation of same shall be subject to Landlord's consent, such consent not to be unreasonably withheld, conditioned or delayed. So long as no Event of Default has occurred and is continuing hereunder, any trade fixtures and equipment installed in the Premises at Tenant's expense shall remain Tenant's personal property and Tenant shall have the right at any time during the Term to remove such trade fixtures and equipment. Upon removal of any trade fixtures or equipment, Tenant shall immediately restore the Premises to substantially the same condition in which it existed when the Premises was delivered to Tenant by Landlord, ordinary wear and tear, fire or other casualty the responsibility for the repair of which is Landlord's, and acts of God alone excepted. Any trade fixtures not removed by Tenant within ten (10) days after the expiration or an earlier termination of the Lease shall, at Landlord's sole election, either (i) become the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) be subject to Landlord's removing such property from the Premises and storing same, all at Tenant's expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be "trade fixtures" and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any carpeting or other permanent floor coverings; (d) any paneling or other wall coverings; (e) plumbing fixtures and equipment; or (f) permanent shelving.

13. DAMAGE OR DESTRUCTION OF PREMISES.

If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant's business, either in whole or in part, Landlord shall cause such damage to be repaired without unreasonable delay and the Annual Rental shall not abate. If by reason of such casualty the Premises are rendered untenantable for Tenant's business, either in whole or in part, Landlord shall cause the damage to the physical structure of the Building (excluding any tenant improvements or alterations therein) to be repaired or replaced without unreasonable delay, and, in the interim, the Annual Rental shall be proportionately reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the Term. Provided, however, if by reason of such casualty, the Premises are rendered untenantable in some material portion, and Landlord, in its reasonable estimation, determines that the amount of time required to repair the damage using due diligence is in excess of one year (as measured from the date of casualty), then either party shall have the right to terminate this Lease by giving written notice of termination within thirty (30) days after the date of casualty, and the Annual Rental shall (i) abate as of the date of such casualty in proportion to the part of the Premises rendered untenantable and (ii) abate entirely as of the effective date of the termination of this Lease. Notwithstanding the foregoing, in the event the casualty giving rise to an election to terminate is caused by the negligence, misconduct or acts or omissions of Tenant or Tenant's Invitees, Tenant shall have no right to terminate this Lease. Notwithstanding the other provisions of this Section, in the event there should be a casualty loss to the Premises during the last twelve (12) months of the Term which renders at least four thousand (4,000) rentable square feet of the Premises untenantable, either party may, at its option, terminate this Lease by giving written notice to the other party within thirty (30) days after the date of the casualty and the Annual Rental shall abate as of the date of

such notice. Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this Section shall affect any rights of Landlord or Tenant hereunder arising from the prior defaults of the other party. Tenant shall give Landlord prompt notice of any fire or other casualty in the Premises, and Landlord shall give Tenant Landlord's determination of the time period which Landlord estimates will be required to repair such casualty damage promptly after Landlord ascertains same with reasonable certainty. Notwithstanding anything contained in this Section 13 to the contrary, Landlord shall only be obligated to restore the Premises to a building standard condition unless Tenant makes available to Landlord proceeds from Tenant's insurance sufficient to repair and restore the Premises to the condition in which it existed immediately prior to such casualty, including those items in excess of building standard. In any event, Landlord shall not be required to expend more funds than the amount received by Landlord from the proceeds of any insurance (plus the amount of any deductible) and any amounts received from Tenant.

14. GOVERNMENTAL ORDERS.

Except as hereinbelow set forth regarding compliance of the physical structure of the Building with applicable governmental regulations, including without limitation compliance by the Common Areas thereof with the applicable requirements of the Americans with Disabilities Act and the implementing regulations thereof (the "ADA") as of the Commencement Date, Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority that may be in effect from time to time made necessary by reason of Tenant's use or occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant's use or occupancy. With regard to the Common Areas of the Building, Landlord agrees to use good faith and due diligence to undertake those actions that are "readily achievable" (as such term is defined in the ADA) in order to attempt to bring the Common Areas of the Building in compliance with the applicable requirements of the ADA in effect as of the Commencement Date. If it is determined that for any reason Landlord shall have failed to cause the Common Areas of the Building to be brought into compliance with the ADA as of the Commencement Date (to at least the minimum extent required under applicable regulations then in effect), then Landlord, as its sole obligation, will take the action(s) necessary to cause the Common Areas of the Building (excluding any tenant improvements or alterations) to so comply, and Tenant acknowledges and agrees that Landlord has and shall have no other obligation or liability whatsoever to Tenant, or to anyone claiming by or through Tenant, regarding any failure of the Building or the activities therein to comply with the applicable requirements of the ADA. Notwithstanding anything contained herein to the contrary, it is agreed that: (a) Tenant is exclusively responsible for all compliance with all requirements of any legally constituted public authority in the event non-compliance relates to the Premises or Tenant's use thereof, and (b) in the event of any non-compliance for which Landlord is responsible, Landlord shall not be deemed in breach of this Lease if such non-compliance does not materially impair Tenant's use of, or operations from, the Premises or threaten or endanger the health or safety of Tenant or Tenant's Invitees.

15. MUTUAL WAIVER OF SUBROGATION.

For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to property caused by a casualty or any other matter whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance or would have been paid if the injured party had carried the insurance required of it hereunder. All insurance policies carried with respect to this Lease, if permitted under

applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

16. SIGNS AND ADVERTISING.

(a) Intentionally Omitted.

(b) In order to provide architectural control for the Building and the Business Park, Tenant shall not install any exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Building, the Premises or the Common Areas. Landlord shall have the right to remove any such sign or other decoration restore fully the Building, the Premises or the Common Areas at the cost and the expense of Tenant if any such exterior work is done without Landlord's prior written approval, which approval Landlord shall be entitled to withhold or deny in its sole discretion. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises.

(c) Intentionally Omitted.

17. RIGHTS OF LANDLORD.

(a) Landlord reserves the following rights:

(i) to change the name or street address of the Building with thirty (30) days prior notice to Tenant;

(ii) to approve the design, location, number, size and color of all signs or lettering on the Premises or visible from the exterior of the Premises, provided, however, that Landlord shall provide a single listing of Tenant's name in the Building directory, if any, and the initial Building standard suite identification signage near Tenant's suite entry door at no charge to Tenant;

(iii) to have pass keys and/or access cards to the Premises and key codes or cards for the telephone access system installed by Tenant;

(iv) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building provided such exclusive right shall not conflict with Tenant's then permitted use of the Premises;

(v) to enter the Premises at any reasonable time for inspection upon reasonable prior notice to Tenant (which notice may be oral), or at any time, without prior notice, in the event of any emergency; to supply any service to be provided by Landlord hereunder; to submit the Premises to prospective purchasers or tenants; to post notices of non-responsibility; to affix and display "For Rent" signs; and to make repairs, alterations, additions or improvements to the Premises or the Building; and

(vi) to approve the design, location, number, size and color of all signs located on the exterior of the Building.

(b) Without limiting the generality of the provisions of Section 17(a), above, at any time during the Term of this Lease, Landlord shall have the right to remove, alter, improve, renovate or rebuild the Common Areas of the Building (including, but not limited to, the lobby, hallways and corridors thereof), and to install, repair, replace, alter, improve or rebuild in the Premises, other tenants' premises and/or the Common Areas of the Building (including the lobby, hallways and corridors thereof), any mechanical, electrical, water, sprinkler, plumbing, heating, air conditioning and ventilating systems, at any time during the Term, provided such actions shall not permanently and materially impair Tenant's access to the Premises. In connection with making any such installations, repairs, replacements, alterations, additions and improvements under the terms of this Section 17, Landlord shall have the right to access through the Premises as well as the right to take into and upon and through the Premises or any other part of the Building, all materials that may be required to make any such repairs, replacements, alterations, additions or improvements, as well as the right in the course of such work to close entrances, doors, corridors, elevators or other facilities located in the Building or temporarily to cease the operations of any services or facilities therein or to take portion(s) of the Premises reasonably necessary in connection with such work, without being deemed or held guilty of an eviction of Tenant; provided, however that Landlord agrees to use all reasonable efforts not to interfere with or interrupt Tenant's business operation in the Premises. Landlord shall have the right to install, use and maintain pipes and conduits in and through the Premises, including, without limitation, telephone and computer installations, provided that they do not permanently materially adversely affect Tenant's access to or use of the Premises.

(c) Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from Landlord's exercise of any rights in accordance with this Section 17 (except with regard to claims, loss or damages relating to injury to person or property arising from Landlord's negligence), all claims against Landlord for any and all such liability being hereby expressly released by Tenant. Landlord shall not be liable to Tenant for damages by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant. The Rent reserved herein shall not abate while the Landlord's rights under this Section 17 are exercised, and Tenant shall not be entitled to any set-off or counterclaims for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by Tenant.

(d) Landlord shall have the right to use any and all means which Landlord may deem proper to open all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, in any emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

(e) Notwithstanding anything to the contrary contained in this Section 17, at no time shall any agent or representative of Landlord which in the ordinary course of business performs real estate management or brokerage services be permitted to have access to the Premises without prior notice to Tenant and without a representative of Tenant present during such access.

18. <u>INTENTIONALLY OMITTED</u>.

19. <u>EMINENT DOMAIN</u>.

If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant's business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition (but only to the extent of any condemnation proceeds made available to Landlord) and the Annual Rental shall be proportionately and equitably reduced as of the date of the taking. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant's trade fixtures or equipment if a separate award for such items is made to Tenant and such separate award does not reduce the award to Landlord. Notwithstanding the foregoing, in no event shall Tenant be entitled to any compensation or award for the loss of its leasehold estate, if such compensation or award would reduce the award to which Landlord would otherwise be entitled.

20. EVENTS OF DEFAULT AND REMEDIES.

(a) Upon the occurrence of any one or more of the following events (the "Events of Default," any one an "Event of Default"), Landlord shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall include:

(i) Tenant's failure to pay any rental or other sum of money payable hereunder within five (5) days after delivery of written notice by Landlord (provided that with respect to the second (2nd) and each subsequent failure by Tenant, during any twenty-four (24) month period during the Term, to pay any installment of Minimum Rental by the fifth (5th) day of the calendar month in which such installment is due shall, without any notice by Landlord, constitute an Event of Default hereunder);

(ii) Tenant's conveyance, assignment, sublease or mortgage of the Premises (or any part thereof) or the Lease, without the prior written consent of Landlord;

(iii) Tenant's failure to maintain the insurance coverage required by Section 9, above;

(iv) Tenant having become bankrupt or insolvent, or having filed any debtor proceedings, or filed pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or filed a petition for the appointment of a receiver or trustee for all or substantially all of Tenant's assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

(v) Tenant's failure to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof, or if such default cannot be remedied within such period, Tenant does not within thirty (30) days after written notice thereof

commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently prosecute such cure and complete such act or acts within a reasonable time period after the expiration of such thirty (30) day period, not to exceed an additional sixty (60) days, however.

(b) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and/or terminate Tenant's right of possession and reenter and remove all persons and properties from the Premises and dispose of such property as it deems fit, all without being guilty of trespass or being liable for any damages caused thereby. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, terminate Tenant's right of possession and make such alterations and repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable. In the event Landlord relets all or any portion of the Premises, all rents collected by Landlord shall reduce Tenant's obligations hereunder. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. In the event of an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises and any costs incurred in reletting the Premises, and Tenant shall remain liable to Landlord for the total Annual Rental (which may at Landlord's election be accelerated to be due and payable in full as of the Event of Default and recoverable as damages in a lump sum) as would have been payable by Tenant hereunder for the remainder of the term less the rentals actually received from any reletting or, at Landlord's election, less the reasonable rental value of the Premises for the remainder of the term. In determining the Annual Rental which would be payable by Tenant subsequent to default, except with respect to Minimum Rental (which shall be calculated in accordance with Section 1(g) hereof), the Annual Rental for each calendar month of the unexpired term shall be equal to the Annual Rental payable by Tenant for the last calendar month prior to the default. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord's reasonable attorneys' fees incurred.

21. SUBORDINATION.

This Lease is subject and subordinate to any and all mortgages or deeds of trust which now exist or may hereafter be executed affecting the Building or the Land, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) in such form as Landlord may reasonably request evidencing the subordination of this Lease to, or the assignment of this Lease as additional security for, such mortgages or deeds of trust. If, at any time, or from time to time during the Term, any mortgagee shall request that this Lease have priority over the lien of such mortgage, and if Landlord consents thereto, this Lease shall have priority over the lien of such mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and interest thereon, and Tenant shall, within ten (10) days after receipt of a request therefor from Landlord, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease. In any event, however, if this Lease shall have priority over the lien of a first mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate mortgage, and Tenant shall not execute any subordination

documents or instruments for any subordinate mortgagee, without the written consent of the first mortgagee.

22. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly, without the prior written consent of Landlord, which consent may be granted or withheld by Landlord in Landlord's sole and absolute discretion, except as otherwise expressly set forth herein. In the event of any assignment, sublease, mortgage, pledge or encumbrance, Tenant shall: (i) remain primarily liable for the performance of all terms of this Lease, (ii) pay Landlord's reasonable attorneys' fees incurred in connection with such sublease or assignment, and (iii) pay to Landlord fifty percent (50%) of any rental or any fees or charges received by Tenant in excess of the Annual Rental payable to Landlord hereunder as further rental under this Lease (after deducting therefrom all reasonable costs incurred by Tenant in procuring such assignee or subtenant and/or undertaking improvements in or to the Premises, and all other reasonable expenses associated with such assignment or sublease). Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required herein. Any attempted assignment or sublease by Tenant in violation of the terms and conditions of this Section 22 shall be null and void. Upon notice to Landlord of a proposed sublease or assignment of all or any portion of the Premises (the "Proposed Space"), Landlord shall have the option, within fifteen (15) days after its receipt of such notice, to terminate this Lease with respect to the Proposed Space, whereupon the parties hereto shall have no further rights or liabilities with respect to the Proposed Space except as otherwise expressly set forth herein.

(b) In the event of a proposed assignment of this Lease or subletting of all or a part of the Premises, Tenant shall submit to Landlord, in writing, (i) the name of the proposed assignee or sublessee, (ii) current financial statements available to Tenant disclosing the financial condition of the proposed assignee or subtenant, (iii) the nature of the business of the proposed assignee or sublessee, and its proposed use of the Premises (any assignment or subletting being subject to restrictions on use contained in this Lease, the violation of which by the proposed assignee or sublessee shall constitute absolute grounds for Landlord's denial of the requested assignment or subletting, such grounds not being the exclusive grounds for denial under clause (iii)) and (iv) the proposed commencement date of the assignment or subletting, together with a copy of the proposed assignment or sublease. Within thirty (30) days after its receipt of such notice, Landlord shall either approve or disapprove such proposed assignment or sublease in writing. Tenant shall promptly deliver a copy of the fully executed assignment or sublease to Landlord upon its receipt of same.

(c) Notwithstanding anything in this Lease to the contrary, Tenant further agrees that any assignment or sublease shall be subject to the following additional limitations: (i) in no event may Tenant assign this Lease or sublet all or any portion of the Premises to an existing Tenant of the Building or its subtenant or assignee (unless Landlord consents to such assignment or sublease); (ii) in no event shall the proposed subtenant or assignee be a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord, or its agent, has given or received any written or oral proposal within the past six (6) months regarding a lease of space in the Building; and (iii) Tenant shall not publicly advertise the rate for which Tenant is willing to sublet the Premises if such rate is below then-market rates; and all public advertisements of the assignment of the Lease or sublet of the Premises, or any portion thereof, shall be subject to prior written approval by Landlord, such approval not to be

unreasonably withheld, conditioned or delayed. Said public advertisement shall include, but not be limited to, the placement or display of any signs or lettering on the exterior of the Premises or on the glass or any window or door of the Premises or in the interior of the Premises if it is visible from the exterior.

(d) All proposed subleases and assignments shall be on a form, and contain terms and provisions, reasonably acceptable to Landlord; and shall contain, *inter alia*, the following provisions: (i) any such assignment or sublease shall include an assumption by the assignee or subtenant, from and after the effective date of such assignment or sublease, of the performance and observance of the covenants and conditions to be performed and observed on the part of Tenant as contained in this Lease, and (ii) any such sublease or assignment shall specify that the term of such sublease shall not extend beyond one (1) day prior to the expiration of this Lease. The consent by Landlord to any assignment, transfer or subletting to any person or entity shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly agreed to in writing by Landlord (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision. No consent by Landlord to any such assignment, transfer or subletting in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance.

(e) For purposes of this Section 22, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of an interest in Tenant (whether stock, partnership interest or other form of ownership or control, or the issuance of new interests) by which an aggregate of more than fifty percent (50%) of the beneficial interest in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the date hereof) shall be deemed an assignment of this Lease; provided, however, that this limitation shall not apply to any corporation, all of the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934. The merger or consolidation of Tenant into or with any other entity, the sale of all or substantially all of Tenant's assets, or the dissolution of Tenant shall each be deemed to be an assignment within the meaning of this Section 22.

(f) Notwithstanding any consent by Landlord to an assignment or subletting, Tenant shall remain primarily liable for the performance of all covenants and obligations contained in this Lease. Each approved assignee or subtenant shall also automatically become liable for the obligations of Tenant hereunder. Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant and/or against any assignee or sublessee without proceeding in any way against any other person. Collection or acceptance of Minimum Rental or Additional Rental from any such assignee, subtenant or occupant shall not constitute a waiver or release of Tenant from the terms of any covenant or obligation contained in this Lease, nor shall such collection or acceptance in any way be construed to relieve Tenant from obtaining the prior written consent of Landlord to such assignment or subletting or any subsequent assignment or subletting.

(g) Notwithstanding anything contained herein to the contrary, the consent requirement set forth in Section 22(a), above, shall not be applicable to any assignment of this Lease or subletting of the Premises to an Affiliate (hereinafter defined) of Tenant; provided, however, that in each instance, Tenant shall give Landlord at least ten (10) business days prior written notice of any proposed sublease or assignment to an Affiliate, which notice shall contain information and documentation reasonably acceptable to Landlord evidencing that the

proposed assignee or subtenant is an Affiliate, and (ii) a copy of the proposed assignment or sublease document. As used herein, the term "Affiliate" shall refer to a person or entity that directly or indirectly (through one or more intermediaries) controls (hereinafter defined), is controlled by, or is under common control with Tenant. "Control" as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity in question, whether through ownership of voting securities or by contract. Notwithstanding any assignment of this Lease or any subletting of all or any portion of the Premises to an Affiliate of Tenant, Landlord shall, at its sole option be permitted to enforce the provisions of this Lease directly against Tenant without proceeding in any way against such Affiliate.

23. LANDLORD DEFAULT.

In the event of any default by Landlord under this Lease, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (or such longer period as may be required in the exercise of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions. Notwithstanding any other provisions of this Lease to the contrary, Tenant shall look solely to Landlord's equity in the Building, and not to any other or separate business or non-business assets of Landlord, or any partner, shareholder, officers or representative of Landlord, for the satisfaction of any claim brought by Tenant against Landlord, and if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only: (i) out of the proceeds of sale received upon levy against Landlord's equity in the Building, and/or (ii) to the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the Building from and after the date of such judgment. Further, in the event the owner of Landlord's interest in this Lease is at any time a partnership, joint venture or unincorporated association, Tenant agrees that the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord's obligations hereunder. With respect to any provisions of this Lease which provides that Landlord shall not unreasonably withhold or delay any consent or approval, Tenant shall not have, and Tenant hereby waives, any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any allegation of unreasonableness by Landlord. Tenant's sole remedy shall be an action or proceeding to enforce any such provisions, or for specific performance, injunction or declaratory judgment.

24. TRANSFER OF LANDLORD'S INTEREST.

If Landlord shall sell, assign or transfer its interest in the Building or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder and shall transfer any to such transferee any Security Deposit held by Landlord at the time of sale, then Landlord shall thereupon be released or discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for performance of all of Landlord's obligations and such successor shall be obligated to perform all of Landlord's obligations under this Lease which accrue after the date of such transfer. Tenant's obligations under this Lease shall in no manner be affected by Landlord's sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

25. COVENANT OF QUIET ENJOYMENT.

Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full Term hereof so long as no Event of Default occurs hereunder.

26. ESTOPPEL CERTIFICATES.

Within ten (10) days after a request by Landlord, Tenant shall deliver a written estoppel certificate, in form supplied by or reasonably acceptable to Landlord, certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the Term of the Lease has commenced and the full rental is now accruing hereunder; (iii) Tenant has accepted possession of the Premises and is presently occupying the same; (iv) all improvements required by the terms of the Lease to be made by Landlord have been completed and all tenant improvement allowances have been paid in full; (v) there are no offsets, counterclaims, abatements or defenses against or with respect to the payment of any rent or other charges due under the Lease; (vi) no rent under the Lease has been paid more than thirty (30) days in advance of its due date; (vii) to the best of the knowledge of the Tenant, Landlord is not in default in the performance of any covenant, agreement, provision or condition contained in the Lease or, if so, specifying each such default of which Tenant may have knowledge; (viii) the address for notices to be sent to Tenant; (ix) the only security deposit, if any, tendered by Tenant is as set forth in the Lease, and such security deposit has been paid to Landlord; and (x) any other information reasonably requested by Landlord or any mortgagee or ground lessor of the Building and/or the Land it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of the Building or any part thereof, any mortgagee or prospective mortgagee thereof, any prospective assignee of any mortgage thereof, any ground lessor or prospective ground lessor of the Land and/or the Building, or any prospective assignee of any such ground lease. Within thirty (30) days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

27. PROTECTION AGAINST LIENS.

Tenant shall do all things necessary to prevent the filing of any mechanics', materialmen's or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord involving such lien together with interest on the total expenses and costs at an interest rate equal to the Prime Rate plus five percent (5%).

28. MEMORANDUM OF LEASE.

If requested by Tenant, Landlord shall execute a recordable Memorandum or Short Form Lease, prepared at Tenant's expense, specifying the exact term of this Lease and such other terms as the parties shall mutually determine.

29. FORCE MAJEURE.

In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control ("Force Majeure"), the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this Section shall in no way be applicable to Tenant's obligations to pay Minimum Rental or any other sums, monies, costs, charges or expenses required by this Lease.

30. REMEDIES CUMULATIVE -- NONWAIVER.

Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party's default shall impair such right or be construed to be a waiver of a default.

31. HOLDING OVER.

If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term, whether with or without Landlord's acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The "monthly" rental payable by Tenant during each month of such tenancy at will shall be equal to Twenty-Seven Thousand Eight Hundred Twenty-Four and 16/100 Dollars ($27,824.16). Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord's unequivocal written acquiescence.

32. NOTICES.

Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States mail, via certified mail, return receipt requested, with proper postage prepaid or delivered by a nationally recognized overnight courier and addressed to the appropriate party at the address set forth in Section 1(j) hereof. Notice shall be deemed given: (a) in the case of certified mail, three (3) business days after tendering same to the post office, or (b) in the case of overnight delivery, one (1) business day after tendering same to national courier service.

The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

33. LEASING COMMISSION.

Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction. Tenant agrees to indemnify and save Landlord and Landlord's Agent harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys' fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its respective actions in connection with this Lease. Landlord agrees to indemnify and save Tenant harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys' fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its actions in connection with this Lease.

34. SEVERABILITY.

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

35. REVIEW OF DOCUMENTS.

If, following the execution of this Lease, either party hereto requests that the other party execute any document or instrument that is other than (i) a document or instrument the form of which is attached hereto as an exhibit, or (ii) a document that solely sets forth facts or circumstances that are then existing and reasonably ascertainable by the requested party with respect to the Lease, then the party making such request shall be responsible for paying the out-of-pocket costs and expenses, including without limitation, the attorneys' fees, incurred by the requested party in connection with the review (and, if applicable, the negotiations) related to such document(s) or instrument(s), regardless of whether such document(s) or instrument(s) is (are) ever executed by the requested party. In the event the requesting party is Tenant, all such costs and expenses incurred by Landlord in connection with its review and negotiation of any such document(s) or instrument(s) shall be deemed to be Additional Rental due hereunder and shall be payable by Tenant promptly upon demand.

36. PAYMENT OF TENANT'S OBLIGATIONS BY LANDLORD AND UNPAID RENT.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in this Lease, Landlord may, without waiving or releasing Tenant from any of its obligations hereunder, make any such payment or perform any such other required act on Tenant's part, provided that Landlord shall first give Tenant five (5) days prior written notice of Landlord's intention to exercise its rights to any such remedy. All sums so paid by Landlord, and all necessary incidental costs, together with interest thereon at four percentage points (4%) over the Prime Rate then in effect, from the date of such payment by

Landlord, shall be payable by Tenant to Landlord as Additional Rental hereunder, on demand, and Tenant covenants and agrees to pay any such sums. Landlord shall have (in addition to any other right or remedy of Landlord hereunder or at law) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Additional Rental.

37. ENVIRONMENTAL CONCERNS.

(a) Except as expressly permitted in Section 6(b), above, but subject to the terms and conditions of that section, Tenant, its agents, employees, contractors or invitees shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Premises and/or the Building, or (ii) knowingly permit the release, discharge, spill or emission of any Hazardous Material in or from the Premises.

(b) Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from the use, storage, disposal, release, spill, discharge or emissions of Hazardous Materials in or about the Premises, the Building or the Land by Tenant whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material, or the violation of any Environmental Laws (hereinafter defined), by Tenant, its agents, employees, contractors or invitees. The provisions of this Section 37 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.

(c) As used in this Lease, the term "Hazardous Materials" shall include, without limitation:

(i) those substances included within the definitions of "hazardous substances", "hazardous materials," toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. §9601 *et seq.*) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

(ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

(iii) any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 *et seq.* (33 U.S.C. §1321) or listed pursuant to Section of the Clean Water Act (33 U.S.C. §1317); (E) flammables or explosives; or (F) radioactive materials.

(d) All federal, state or local laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority or issued or promulgated thereunder shall be referred to as the "Environmental Laws".

(e) Landlord represents and warrants to Tenant that to the best of Landlord's actual knowledge (without investigation or inquiry), as of the date hereof Landlord has not received any notice from any governmental authority of the violation of any Environmental Laws regarding the presence of Hazardous Materials in, on, under or about the Premises, Building or Land, except for that Notice of Violation dated March 30, 2010 from the City of Durham, Stormwater Services Division, regarding the unauthorized washing of cars at the Building.

38. USA PATRIOT ACT AND ANTI-TERRORISM LAWS.

(a) Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order") and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA Patriot Act").

(b) Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a "Prohibited Person," which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support "terrorism" as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a "specially designated national and blocked person" on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.

(c) At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant's compliance with this Section 38.

39. INTENTIONALLY OMITTED.

40. INTENTIONALLY OMITTED.

41. RELEASE REGARDING ESCROWED FUNDS. For good and valuable consideration, the sufficiency of which is hereby acknowledged, except as otherwise expressly provided below in this Section 41, Tenant hereby releases, waives and forever discharges

Landlord and any predecessors or successors thereof and all entities affiliated therewith, and their respective past and present officers, directors, principals, agents, partners, associates, associated corporations, affiliates, and employees and their respective heirs, legal representatives, successors and assigns, from any and all claims, demands, rights, liabilities, losses, judgments, damages, actions, causes of action or liability of any kind whatever, whether known or unknown, in law or in equity, whether accrued or to accrue, that were or could have been asserted, which Tenant may have against any of them relating to the Escrowed Funds (as such term is defined in the Escrow Agreement (hereinafter defined)) or the Escrow Agreement. Notwithstanding the foregoing, if this Lease shall be terminated for any reason other than as a result of Tenant's default hereunder, Tenant shall be entitled to a portion of the Escrowed Funds ("Tenant's Rent Refund") equal to (i) the Escrowed Funds held pursuant to the Escrow Agreement as of the Effective Date (and not subject to previous disbursement to Landlord), multiplied by (ii) a fraction the numerator of which is the number of days falling within the period commencing on the effective date of such termination and ending on September 30, 2011, and the denominator of which is five hundred eighteen (518). Tenant's Rent Refund shall (a) be reduced by any amounts necessary to cure any existing default of Tenant hereunder and (b) be paid to Tenant within ten (10) days after Landlord's receipt of Tenant's Rent Refund from the Escrow Agent (hereinafter defined). Landlord and Tenant further agree that, so long as Tenant is not in default of the Lease beyond any applicable notice or cure period, Landlord shall not withdraw more than Thirteen Thousand Eight Hundred Eighty-Eight and 88/100 Dollars ($13,888.88) per month during the Term hereof, except that Landlord may withdraw the balance of the Escrowed Funds upon the expiration or earlier termination of this Lease (less any amount to which Tenant is entitled pursuant to this Section 41). As used herein, the term "Escrow Agreement" means that certain Escrow Agreement dated as of November, 2008 by and among Landlord, Advantis Real Estate Services Company and Chicago Title Insurance Company (the "Escrow Agent").

42. MISCELLANEOUS.

(a) Rules and Regulations.

Landlord shall have the right from time to time to prescribe reasonable rules and regulations (the "Rules and Regulations") for Tenant's use of the Premises and the Building. A copy of Landlord's current Rules and Regulations respecting the Premises and the Building is attached hereto as Exhibit D. Tenant shall abide by and actively enforce on all Tenant's Invitees such regulations including without limitation rules governing parking of vehicles in designated areas and during designated times.

(b) Evidence of Authority.

If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant.

(c) Nature and Extent of Agreement.

This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed

herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

(d) Binding Effect.

This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by an authorized signatory of Landlord and delivered to Tenant. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing and executed by an authorized signatory of Landlord.

(e) Captions and Headings.

The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

(f) Lease Review.

The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

(g) Prevailing Party.

If either Landlord or Tenant places in the hands of an attorney the enforcement of this Lease or any portion thereof, for the collection of any rent due or to become due hereunder, or recovery of the possession of the Premises, or files suit upon same, the non-prevailing (or defaulting) party shall pay the other party reasonable attorney's fees and court costs.

(h) Intentionally Omitted.

(i) Representations and Warranties.

The person or persons executing this Lease on behalf of Tenant represent, covenant and warrant to Landlord as of the date Tenant executes and delivers this Lease that: (i) Tenant is duly constituted, in good standing and qualified to do business in the State of North Carolina, (ii) Tenant has paid all corporate taxes (if applicable), (iii) Tenant will file when due all forms, reports, fees and other documents necessary to comply with applicable laws, and (iv) the signatories signing on behalf of Tenant have the requisite authority to bind Tenant pursuant to Tenant's organizational documents (i.e. partnership agreement, operating agreement or bylaws) or a certified copy of a resolution from Tenant authorizing same.

(j) Building Access.

There shall be open access to the Building during Standard Hours of Operation. At all other times, access to the Building may be restricted, at Landlord's election, by use of a card or key access system at an entrance to the Building. In the event Landlord elects to install such an access system, Landlord shall, within sixty (60) days following the Commencement Date, furnish Tenant, at no cost to Tenant, up to four (4) access cards or keys per 1,000 rentable square feet occupied by Tenant (as of the Commencement Date) as requested by Tenant for entering

the Building. For purposes hereof, any such access cards, keys or other comparable access devices are collectively referred to as "access cards." Thereafter, additional access cards and replacement access cards (for lost access cards) shall be made available to Tenant at a charge equal to $15.00 per card (subject to reasonable adjustment by Landlord from time to time) upon Landlord's receipt of an order signed by Tenant. Tenant shall promptly provide Landlord with written notice of any lost or stolen access cards for the Building. Landlord shall replace all defective or worn access cards without charge. All cards shall remain the property of Landlord. No additional locks shall be allowed on any exterior door of the Premises without Landlord's written permission and locks on any interior door shall be permitted only to the extent such locks are permissible under applicable laws and relevant insurance requirements. Upon termination of this Lease, Tenant shall surrender to Landlord all access cards and keys related to the Premises, and give to Landlord the combination of all locks for sages, safe cabinets and vault doors, if any, to remain in the Premises and in the event Tenant fails to return all such access cards to Landlord at the end of the Term, Tenant shall pay Landlord $15.00 for each such access card not returned to Landlord.

(k) Intentionally Omitted.

(l) Financial Disclosures. Tenant shall, at any time upon receipt of a written request from Landlord (such request to be made no more than twice in any twelve (12) month period), provide true, complete and accurate financial information and documentation about itself and any Guarantor to Landlord within ten (10) days after such request. The individuals executing this Lease on Tenant's behalf hereby represent and warrant to Landlord that the financial statements and other information submitted to Landlord by Tenant prior to the execution hereof are true, complete and accurate, were prepared in accordance with generally accepted cash accounting principles applied on a consistent basis, and accurately reflect Tenant's net worth as of the date hereof. Landlord covenants and agrees to keep such records confidential; provided, however, Landlord may share the information contained within such records with its legal counsel, accountants and employees, prospective purchasers and lenders, and as may otherwise be required by applicable law. The terms of this Section 42(l) shall not apply for so long as Tenant is subject to, and is in compliance with, all of the then-current reporting requirements of the Securities Exchange Act of 1934 and all rules and regulations promulgated thereunder.

(m) Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs of summons or other legal documents or process in any suit, action or proceeding which Landlord or any mortgagee may undertake under this Lease.

(n) If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld or delayed, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the sole effect of such finding shall be that Landlord shall be deemed to have given its consent or approval, but Landlord shall not be liable to Tenant in any respect for money damages or expenses incurred by Tenant by reason of Landlord having withheld its consent. Nothing contained in this paragraph shall be deemed to limit Landlord's right to give or withhold consent unless such limitation is expressly contained in the paragraph to which such consent pertains.

(o) Time of the Essence. Time is of the essence with respect to all of Tenant's obligations under this Lease.

(p) No Liability. Landlord shall not be liable to Tenant for any damage caused by other tenants or persons in the Building or caused by operations of others in the construction of any private, public or quasi-public work.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.

LANDLORD:

NOTTINGHAM HALL LLC, a Delaware limited liability company

By: Imperial I Associates LLC, a Delaware limited liability company, its sole member

By: ACP/Imperial I LLC, a Delaware limited liability company, its managing member

WITNESS:

By: ACP/Imperial I Manager LLC, a Delaware limited liability company, its managing member

[signature]

By [signature]

Name:

Title: Authorized Signatory

TENANT:

WITNESS:

SMART ONLINE, INC., a Delaware corporation

[signature]

By [signature]

Name:

Title:

<u>EXHIBIT A</u>

FLOOR PLAN OF THE PREMISES


Premises

<u>EXHIBIT B</u>

INTENTIONALLY OMITTED

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

RULES AND REGULATIONS

The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the Building and for the general comfort and welfare of the tenants:

1. The sidewalks, entrances, halls, passages, elevators and stairways shall not be obstructed by the Tenant or used by it for any other purpose than for ingress and egress.

2. Toilet rooms and other water apparatus shall not be used for any purpose other than those for which they are constructed.

3. The Tenant shall not do anything in the Premises, or bring or keep anything therein, which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

4. In order to insure proper use and care of the Premises, neither the Tenant nor agent nor employee of the Tenant shall:

(a) Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of Building or to cleaning or rearranging occupancy of leased space.

(b) Maintain or utilize bicycles or other vehicles in the Building.

(c) Mark or defile elevators, toilet rooms, walls, windows, doors or any part of the Building.

(d) Keep animals or birds on the Premises.

(e) Deposit waste paper, dirt or other substances in corridors, stairways, elevators, toilets, restrooms, or any other part of the Building not leased to him.

(f) Fasten any article, drill holes, drive nails or screws into walls, floors, doors, or partitions or otherwise mar or deface any of them by paint, papers or otherwise, unless written consent is first obtained from the Landlord.

(g) Operate any machinery within the Building except customary office equipment, such as dictaphones, calculators, electric typewriters, and the like. Special equipment or machinery used in the trade or profession of the Tenant may be operated only with the prior written consent of the Landlord.

(h) Tamper or interfere in any way with windows, doors, locks, air conditioning controls, heating, lighting, electric or plumbing fixtures.

(i) Leave Premises unoccupied without locking all doors, extinguishing lights and turning off all water outlets.

(j) Install or operate vending machines of any kind in the Premises without written consent of Landlord.

5. The Landlord shall have the right to prohibit any advertising by the Tenant which, in its opinion, tends to damage the reputation of the Building or its desirability, and upon written notice from Landlord, the Tenant shall discontinue any such advertising.

6. The Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the Building and the Premises leased by the Tenant; and workmen employed, designated or approved by the Landlord must be employed by Tenant for repairs, painting, material moving and other similar work that may be done on the Premises.

7. The Tenant will reimburse the Landlord for the cost of repairing any damage to the Premises or other parts of the Building caused by the Tenant or the agents or employees of the Tenant, including replacing any glass broken.

8. The Landlord shall furnish a reasonable number of door keys for the needs of the Tenant, which shall be surrendered on expiration of the Lease, and reserves the right to require a deposit to insure their return at expiration of Lease. The Tenant shall obtain keys only from the Landlord, shall not obtain duplicate keys from any outside source, and shall not alter the locks or effect any substitution.

9. The Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

10. The Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the Building and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the Building outside of the Standard Hours of Operation. The Landlord will exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access. The Landlord reserves the right to exclude the general public from the Building after ordinary business hours and on weekends and holidays.

11. The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without the Landlord's permission and direction.

12. Requests for services of janitors or other Building employees must be made to the Landlord. Agents or employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

13. Signs or any other tenant identification shall be in accordance with building standard signage. No signs of any nature shall be placed in the windows so as to be visible from the exterior of the Building. All signs not approved in writing by the Landlord shall be subject to removal without notice.

14. Any improvements or alterations to the Premises by Tenant shall be approved in advance by the Landlord and all such work, if approved, shall be done at the Tenant's sole expense under the supervision of the Landlord.

15. Tenant shall have a non-exclusive right to use all driveways and parking areas located on the Common Areas of the Land. Landlord shall have the right (but not the obligation) to tow, at the owner's expense, any vehicles parked overnight on the Land if in Landlord's sole reasonable judgment exercised in good faith such vehicle (i) is deemed to be a threat to the personal safety of the occupants of the Building, (ii) unreasonably interferes with the traffic or parking patterns within the Building, or (iii) is otherwise inconsistent with the image and reputation of the Building as a first-class office building. Tenant hereby expressly acknowledges and agrees that car and/or vehicle washing is strictly prohibited on the Common Areas, parking areas and Land and neither Tenant, nor any employee, agent or contractor of Tenant shall wash (or hire others to wash) any car or other vehicle on the Common Areas, parking areas and Land.

16. If additional drapes or window decorations are desired by Tenant, they shall be approved by Landlord and installed at the Tenant's expense under the direction of the Landlord. Lining on drapes visible from the exterior shall be of a color approved by Landlord.

17. The possession of weapons, including concealed handguns, is strictly forbidden on the Premises.

18. No smoking shall be permitted within any portion of the Building.

19. The Landlord shall have the right to make such other and further reasonable rules and regulations as, in the judgment of the Landlord, may from time to time be necessary for the safety, care and cleanliness of the Premises, the Building or adjacent areas, and for the preservation of good order therein effective five (5) days after all tenants have been given written notice thereof.

9318193_v4